UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 31, 2025

NOCERA, INC.

(Exact name of registrant as specified in charter)

Nevada	001-41434	16-1626611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City Taiwan 221, ROC

(Address of principal executive offices and zip code)

(886) 910-163-358

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NCRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2025, Nocera, Inc., a Nevada corporation (Nasdaq: NCRA) (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell, and the Investor agreed to purchase, in multiple closings, a new series of senior secured convertible notes in an aggregate original principal amount of up to $300,000,000 (the “Notes” , subject to the satisfaction or waiver of certain closing conditions. The Company expects to issue an initial Note in an aggregate principal amount of $8,000,000 for an aggregate purchase price of $7,280,000 at the initial closing (the “Initial Closing”) upon the satisfaction of certain closing conditions. Subject to certain conditions described in the Purchase Agreement, the Company has the option to request that the Investor purchase additional Notes (the “Company’s Option Closing”), and the Investor has the option to cause the Company to sell additional Notes (the “Investor’s Option Closing”), provided that the aggregate original principal amount of any Notes issued in such subsequent closings with respect to Company’s Option Closing and the Investor’s Option Closing shall not exceed $8,000,000 individually, and not more than $292,000,000 in the aggregate.

The Notes will be convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a conversion price equal to the lower of (A) the lower of: (i) the closing price of the Common Stock as reported by Nasdaq on the trading day immediately prior to the applicable Closing (as defined in the Purchase Agreement), and (ii) the average of the closing price of the Common Stock as reported by Nasdaq for each of the five trading days immediately preceding the applicable Closing, and (B) 93% of the lowest daily volume-weighted average price of the Common Stock during the ten (10) trading days immediately preceding the applicable Conversion Date (as defined in the Notes); provided, however, that in no event shall the conversion price be less than the Floor Price (as defined in the Notes) then in effect (subject to customary adjustments and the applicable limitations under Nasdaq Listing Rules). The Notes will bear interest at a rate of nine percent (9%) per annum, payable monthly in arrears, mature twenty-four (24) months from the date of issuance and contain customary events of default (upon which the interest rate will increase to a rate of eighteen percent (18%) per annum).

The Notes will rank senior to all existing and future indebtedness of the Company (other than Permitted Indebtedness (as defined in the Notes) secured by Permitted Liens (as defined in the Notes)) and will be secured by a first-priority security interest in substantially all of the Company’s assets purchased or acquired with the proceeds of a Closing pursuant to a Pledge and Security Agreement and an Account Control Agreement to be entered into by and between the Company and the Investor at or prior to the Initial Closing.

A Note holder will not have the right to convert any portion of a Note, to the extent that, after giving effect to such conversion, the holder (together with certain of its affiliates and other related parties) would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”). However, a Note holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion. Any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

At any time during the Covenant Period (as defined in the Purchase Agreement), the Company will be prohibited from effecting or entering into an agreement to effect any Subsequent Placement (as defined in the Purchase Agreement) involving a Variable Rate Transaction (as defined in the Purchase Agreement) without the written consent of the Investor in its sole discretion. For a period of time ending the later of (i) the second anniversary of the Purchase Agreement, and (ii) the last Closing Date thereunder, the Investor has the right to participate up to 25% of in any equity or equity linked financing of the Company on the same terms as such other investor(s). The Company also agreed to reimburse the Investor for the fees and expenses of its legal counsel and other out-of-pocket expenses.

The Company has also agreed to use commercially reasonable efforts to obtain stockholder approval within sixty (60) days of the Initial Closing Date for the issuance of the shares of Common Stock issuable upon pursuant to the Notes in accordance with Nasdaq Listing Rules and the approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of capital stock of the Company to two billion shares.

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In connection with the Purchase Agreement, on October 31, 2025, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investor, pursuant to which the Company agreed to file a registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) to register the resale of all of the Conversion Shares and shares of Common Stock otherwise issuable pursuant to the Notes within 30 calendar days after the Initial Closing Date (as defined in the Purchase Agreement) and to have such registration statement be declared effective by the SEC within ninety (90) calendar days of the Initial Closing Date. Pursuant to the terms of the Registration Rights Agreement, the Company must also file one or more additional registration statements for the resale of the Registrable Securities (as defined in the Registration Rights Agreement), if necessary.

Curvature Securities LLC served as placement agent in connection with the offering, and A.G.P./Alliance Global Partners acted as advisor to the Company.

The foregoing summaries of the Purchase Agreement, the Notes, the Registration Rights Agreement, the Pledge and Security Agreement, and the Account Control Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1, 4.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The issuance of the Notes will constitute a direct financial obligation of the Company that is material to the Company.

Item 3.02 Unregistered Sales of Equity Securities.

The issuance and sale of the Notes and the issuance of the Conversion Shares upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be made in reliance on the private offering exemption provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. The Investor represented to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 3, 2025, the Company issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Senior Secured Convertible Note
10.1	Form of Securities Purchase Agreement, dated as of October 31, 2025, by and between the Company and the Investor
10.2	Form of Registration Rights Agreement, dated as of October 31, 2025, by and between the Company and the Investor
10.3	Form of Pledge and Security Agreement by and between the Company and the Investor
10.4	Form of Account Control Agreement by and between the Company and the Investor
99.1	Press release dated November 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCERA, INC.

Date: November 3, 2025	By: /s/ Andy Ching-An Jin
Name: Andy Ching-An Jin Title: Chief Executive Officer

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